UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 6, 2015

REPUBLIC BANCORP, INC.
(Exact name of registrant as specified in its charter)

Kentucky	0-24649	61-0862051
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

601 West Market Street, Louisville, Kentucky	40202
(Address of principal executive offices)	(Zip code)

Registrant’s telephone number, including area code: (502) 584-3600

NOT APPLICABLE
(Former Name or former Address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

⃞ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
⃞ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
⃞ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b)
⃞ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 7.01          REGULATION FD DISCLOSURE

Effective October 6, 2015, Republic Bancorp, Inc. (“Republic” or the “Company”), the parent of Republic Bank & Trust Company (“RB&T”), and Cornerstone Bancorp, Inc. (“Cornerstone”), the parent company of Cornerstone Community Bank (“CCB”), entered into an Agreement and Plan of Merger (the “Agreement”) pursuant to which the Company will acquire Cornerstone, with CCB merging into RB&T.  Cornerstone and CCB are headquartered in St. Petersburg, Florida.

Under the terms of the Agreement, the Company will acquire all of Cornerstone’s outstanding common stock in an all-cash transaction, resulting in a total cash payment to Cornerstone’s existing shareholders and stock option holders of approximately $32.3 million.  Republic will fund the cash payment through existing resources on-hand.

On October 7, 2015, the Company issued a press release announcing the Agreement.  As of September 30, 2015, Cornerstone had approximately $243 million in assets, consisting of approximately $183 million in loans, no other real estate owned, approximately $35 million of marketable securities, approximately $5 million in cash and cash equivalents and approximately $20 million in other assets.  As of September 30, 2015, Cornerstone had approximately $216 million of liabilities, consisting of approximately $206 million in customer deposits and $8 million in Federal Home Loan Bank advances.  The deal is expected to be accretive to Republic’s Diluted Earnings per Class A Common share during the first twelve months, post-acquisition.

The Agreement was unanimously approved by the Republic and Cornerstone boards of directors on October 6, 2015.  The completion of the transaction is subject to customary conditions including regulatory approval and approval by Cornerstone’s shareholders, with an anticipated closing date during the first quarter of 2016.

All financial and other numeric measures of Cornerstone described in this filing are based upon Cornerstone’s internally prepared interim financial statement information as of September 30, 2015.

A copy of the press release has been attached as Exhibit 99.1 to this Current Report.

Item 9.01.	FINANCIAL STATEMENTS AND EXHIBITS

(d)	Exhibits.

Exhibit No.

	99.1	Republic Bancorp, Inc. Press Release dated October 7, 2015.

Forward-Looking Statements

This Form 8-K contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995.  The forward-looking statements in the preceding paragraphs are based on our current expectations and assumptions regarding our business, the business of Cornerstone and its affiliates, the economy and other future conditions.  Because forward-looking statements relate to the future, they are subject to inherent uncertainties, risks and changes in circumstances that are difficult to predict. Our actual results may differ materially from those contemplated by the forward-looking statements. We caution you, therefore, against relying on any of these forward-looking statements. They are neither statements of historical fact nor guarantees or assurances of future performance. Important factors that could cause actual results to differ materially from those in the forward-looking statements include the ability for Cornerstone to receive shareholder approval for the Agreement, for all parties to receive regulatory approvals as provided for in the Agreement, the ability to grow CCB loan and deposit balances post-acquisition, unanticipated post-acquisition loan losses for Republic on CCB-originated loans, the ability of Republic to integrate acquired operations including obtaining synergies, integration objectives and anticipated timelines, the ability of Republic to integrate, manage and keep secure our information systems, and other factors set forth as “Risk Factors” at Part II, Item 1A in the Company’s Form 10-K for the period ended December 31, 2014.

Any forward-looking statement made by us in this Form 8-K speaks only as of the date on which it is made. Factors or events that could cause our actual results to differ may emerge from time to time, and it is not possible for us to predict all of them. We undertake no obligation to publicly update any forward-looking statement, whether as a result of new information, future developments or otherwise, except as may be required by law.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Republic Bancorp, Inc.
(Registrant)

Date:	October 7, 2015	By:	/s/ Kevin Sipes
Kevin Sipes
Executive Vice President, Chief Financial
Officer & Chief Accounting Officer

EXHIBIT INDEX

Exhibit No.	Description of Exhibit

99.1	Press Release dated October 7, 2015.